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                                                                   EXHIBIT 10.16

 *Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.

                               (KOCH LETTERHEAD)
                                                          May 17, 2002


EOTT Energy Operating Ltd. Partnership
Attn: Mr. Dana Gibbs
P.O. Box 4666
Houston, Texas 77210-4666

         Re:Crude Oil Supply and Terminalling Agreement ("Agreement") dated December 1, 1998 by and between EOTT Energy Operating Limited Partnership ("EOTT") and Koch Supply & Trading, LP (as assignee of Koch Petroleum Group, L.P.) ("Koch"), EOTT Contract No. 37562, as amended

Dear Mr. Gibbs:

This letter agreement shall serve to modify and amend section 6.2(e) of the Agreement.

Upon execution of this letter by each party, the Agreement shall be amended to include the following provision at the end of section 6.2(e):

      [*]

Except as set forth above, all other terms and conditions of the Agreement, as amended, shall remain unchanged and in full force and effect.

Agreed to as of this 17th day of May, 2002.

EOTT Energy Operating Limited Partnership, by EOTT Energy Corp., on behalf of its general partner EOTT Energy General Partner, L.L.C.

By: /s/ Dana R. Gibbs/mms
    -------------------------
    Dana R. Gibbs
    President and COO

Koch Supply & Trading, LP

By: /s/ James B. Urban
    -------------------------
    James B. Urban
    Vice President